EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-179610,  of our report dated July 30, 2012 w ith respect to the audited financial statements of Mass Megawatts Wind Power Inc. for the year ended April 30, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 19, 2013